Exhibit 99.1
NVR, INC. ANNOUNCES FIRST QUARTER RESULTS

April 25, 2023, Reston, VA—NVR, Inc. (NYSE: NVR), one of the nation’s largest homebuilding and mortgage banking companies, announced net income for its first quarter ended March 31, 2023 of $344.4 million, or $99.89 per diluted share. Net income and diluted earnings per share for the first quarter ended March 31, 2023 decreased 19% and 14%, respectively, when compared to 2022 first quarter net income of $426.1 million, or $116.56 per diluted share. Consolidated revenues for the first quarter of 2023 totaled $2.18 billion, which decreased 8% from $2.38 billion in the first quarter of 2022.
Homebuilding
New orders in the first quarter of 2023 decreased by 1% to 5,888 units, when compared to 5,927 units in the first quarter of 2022. The average sales price of new orders in the first quarter of 2023 was $441,200, a decrease of 5% when compared with the first quarter of 2022. The cancellation rate in the first quarter of 2023 was 14% compared to 10% in the first quarter of 2022. Settlements in the first quarter of 2023 decreased by 11% to 4,639 units, compared to 5,214 units in the first quarter of 2022. The average settlement price in the first quarter of 2023 was $459,400, an increase of 4% from the first quarter of 2022. Our backlog of homes sold but not settled as of March 31, 2023 decreased on a unit basis by 23% to 10,411 units and decreased on a dollar basis by 23% to $4.79 billion when compared to the respective backlog unit and dollar balances as of March 31, 2022.
Homebuilding revenues of $2.13 billion in the first quarter of 2023 decreased by 8% compared to homebuilding revenues of $2.31 billion in the first quarter of 2022. Gross profit margin in the first quarter of 2023 decreased to 24.6%, compared to 28.5% in the first quarter of 2022. Income before tax from the homebuilding segment totaled $405.8 million in the first quarter of 2023, a decrease of 22% when compared to the first quarter of 2022.
Mortgage Banking
Mortgage closed loan production in the first quarter of 2023 totaled $1.24 billion, a decrease of 17% when compared to the first quarter of 2022. Income before tax from the mortgage banking segment totaled $28.1 million in the first quarter of 2023, a decrease of 43% when compared to $49.1 million in the first quarter of 2022. The decrease was primarily attributable to a decrease in secondary marketing gains on loan sales.
Effective Tax Rate
Our effective tax rate for the three months ended March 31, 2023 was 20.6% compared to 24.7% for the three months ended March 31, 2022. The decrease in the effective tax rate in the first quarter of 2023 is primarily attributable to a higher income tax benefit recognized for excess tax benefits from stock option exercises, which totaled $23.2 million and $8.4 million for the three months ended March 31, 2023 and March 31, 2022, respectively.

About NVR
NVR, Inc. operates in two business segments: homebuilding and mortgage banking. The homebuilding segment sells and builds homes under the Ryan Homes, NVHomes and Heartland Homes trade names, and operates in thirty-five metropolitan areas in fifteen states and Washington, D.C. For more information about NVR, Inc. and its brands, see www.nvrinc.com, www.ryanhomes.com, www.nvhomes.com and www.heartlandluxuryhomes.com.
Some of the statements in this release made by the Company constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other comparable terminology. All statements other than of historical facts are forward-looking statements. Forward-looking statements contained in this document may include those regarding market trends, NVR’s financial position, business strategy, the outcome of pending litigation, investigations or similar contingencies, projected plans and objectives of management for future operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to the following: general economic and business conditions (on both a national and regional level); interest rate changes; access to suitable financing by NVR and NVR’s customers; increased regulation in the mortgage banking industry; the ability of our mortgage banking subsidiary to sell loans it originates into the secondary market; competition; the availability and cost of land and other raw materials used by NVR in its homebuilding operations; shortages of labor; the economic impact of a major epidemic or pandemic; weather related slow-downs; building moratoriums; governmental regulation; fluctuation and volatility of stock and other financial markets; mortgage financing availability; and other factors over which NVR has little or no control. NVR undertakes no obligation to update such forward-looking statements except as required by law.

NVR, Inc.
Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2023	2022

Homebuilding:
Revenues	$2,131,333	$2,309,227
Other income	32,946	1,339
Cost of sales	(1,607,910)	(1,651,365)
Selling, general and administrative	(143,618)	(129,510)
Operating income	412,751	529,691
Interest expense	(7,001)	(12,804)
Homebuilding income	405,750	516,887

Mortgage Banking:
Mortgage banking fees	46,944	69,182
Interest income	3,018	2,074
Other income	989	1,072
General and administrative	(22,634)	(22,908)
Interest expense	(257)	(362)
Mortgage banking income	28,060	49,058

Income before taxes	433,810	565,945
Income tax expense	(89,458)	(139,845)

Net income	$344,352	$426,100

Basic earnings per share	$106.31	$125.87

Diluted earnings per share	$99.89	$116.56

Basic weighted average shares outstanding	3,239	3,385

Diluted weighted average shares outstanding	3,447	3,656

NVR, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	March 31, 2023	December 31, 2022
ASSETS
Homebuilding:
Cash and cash equivalents	$2,786,503	$2,503,424
Restricted cash	47,995	48,455
Receivables	23,307	20,842
Inventory:
Lots and housing units, covered under sales agreements with customers	1,630,861	1,554,955
Unsold lots and housing units	181,900	181,952
Land under development	28,814	27,100
Building materials and other	23,967	24,268
	1,865,542	1,788,275

Contract land deposits, net	501,667	496,080
Property, plant and equipment, net	56,533	57,950
Operating lease right-of-use assets	71,593	71,081
Reorganization value in excess of amounts allocable to identifiable assets, net	41,580	41,580
Other assets	237,032	219,483
	5,631,752	5,247,170
Mortgage Banking:
Cash and cash equivalents	14,259	19,415
Restricted cash	9,836	2,974
Mortgage loans held for sale, net	319,248	316,806
Property and equipment, net	3,347	3,559
Operating lease right-of-use assets	21,714	16,011
Reorganization value in excess of amounts allocable to identifiable assets, net	7,347	7,347
Other assets	68,402	47,691
	444,153	413,803
Total assets	$6,075,905	$5,660,973

NVR, Inc.
Consolidated Balance Sheets (Continued)
(in thousands, except share and per share data)
(unaudited)

	March 31, 2023	December 31, 2022
LIABILITIES AND SHAREHOLDERS' EQUITY
Homebuilding:
Accounts payable	$353,141	$334,016
Accrued expenses and other liabilities	459,335	437,234
Customer deposits	335,230	313,804
Operating lease liabilities	76,547	75,818
Senior notes	914,427	914,888
	2,138,680	2,075,760
Mortgage Banking:
Accounts payable and other liabilities	68,969	61,396
Operating lease liabilities	22,910	16,968
	91,879	78,364
Total liabilities	2,230,559	2,154,124

Commitments and contingencies

Shareholders' equity:
Common stock, $0.01 par value; 60,000,000 shares authorized; 20,555,330 shares issued as of both March 31, 2023 and December 31, 2022	206	206
Additional paid-in capital	2,676,641	2,600,014
Deferred compensation trust – 106,697 shares of NVR, Inc. common stock as of both March 31, 2023 and December 31, 2022	(16,710)	(16,710)
Deferred compensation liability	16,710	16,710
Retained earnings	12,117,766	11,773,414
Less treasury stock at cost – 17,313,580 and 17,336,397 shares as of March 31, 2023 and December 31, 2022, respectively	(10,949,267)	(10,866,785)
Total shareholders' equity	3,845,346	3,506,849
Total liabilities and shareholders' equity	$6,075,905	$5,660,973

NVR, Inc.
Operating Activity
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2023		2022
	Units	Average Price	Units	Average Price
New orders, net of cancellations:
Mid Atlantic (1)	2,235	$516.3	2,307	$529.1
North East (2)	442	$573.1	460	$522.9
Mid East (3)	1,317	$384.2	1,534	$398.6
South East (4)	1,894	$361.5	1,626	$422.8
Total	5,888	$441.2	5,927	$465.7

	Three Months Ended March 31,
	2023		2022
	Units	Average Price	Units	Average Price
Settlements:
Mid Atlantic (1)	1,795	$524.3	2,180	$523.7
North East (2)	363	$505.3	348	$504.5
Mid East (3)	989	$406.8	1,210	$381.3
South East (4)	1,492	$405.1	1,476	$359.5
Total	4,639	$459.4	5,214	$442.9

	As of March 31,
	2023		2022
	Units	Average Price	Units	Average Price
Backlog:
Mid Atlantic (1)	4,132	$530.6	5,045	$537.0
North East (2)	964	$580.8	1,081	$518.6
Mid East (3)	2,181	$390.1	3,351	$389.2
South East (4)	3,134	$379.3	3,966	$418.3
Total	10,411	$460.3	13,443	$463.7

NVR, Inc.
Operating Activity (Continued)
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Average active communities:
Mid Atlantic (1)	162	151
North East (2)	37	34
Mid East (3)	113	129
South East (4)	101	90
Total	413	404

	Three Months Ended March 31,
	2023	2022
Homebuilding data:
New order cancellation rate	14%	10%
Lots controlled at end of period	129,900	126,800

Mortgage banking data:
Loan closings	$1,237,283	$1,484,593
Capture rate	83%	86%

Common stock information:
Shares outstanding at end of period	3,241,750	3,314,835
Number of shares repurchased	21,174	146,054
Aggregate cost of shares repurchased	$110,048	$748,789

(1)	Maryland, Virginia, West Virginia, Delaware and Washington, D.C.
(2)	New Jersey and Eastern Pennsylvania
(3)	New York, Ohio, Western Pennsylvania, Indiana and Illinois
(4)	North Carolina, South Carolina, Tennessee, Florida and Georgia

Investor Relations Contact:
Curt McKay
(703) 956-4058
ir@nvrinc.com